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                                                                    EXHIBIT 99.2

                                     BY-LAWS
                                       OF
                                  LIBERTY BANK

                                    ARTICLE I
                            MEETINGS OF SHAREHOLDERS

         SECTION 1.01. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Liberty Bank, Primrose Street and Fremont Avenue in Springfield, Missouri or such other place as the Board of Directors may designate, at 10 o'clock A.M. on the 1st Friday in the month of March of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of Liberty Bank. The notice of shareholders meeting shall set forth the time, place and purpose of the meeting. Any failure to mail such notice or any irregularity therein shall not affect the validity of such meeting or of any of the proceedings thereat. The giving of such notice may be waived in writing. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting,

     The shareholders shall meet on the day appointed and shall elect a chairman and a secretary. The president of the bank shall then make a report to the shareholders showing the condition of the bank with a review of the business for the year.

         SECTION 1.02. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than twenty-five per cent of the stock of Liberty Bank. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at the shareholders address appearing on the books of Liberty Bank, a notice stating the purpose of the meeting.

SECTION 1.03. NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Commissioner of Finance of the State of Missouri not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the bank and to the Commissioner of Finance of the State of Missouri not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairmen of the meeting, be


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disregarded, and upon instructions of the chairmen of the meeting, the vote tellers may disregard all votes cast for each such nominee.


         SECTION 1.04. JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Cashier a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

         SECTION 1.05. PROXIES. Shareholders may vote at any meeting of the shareholders by proxy duly authorized in writing, but no officer or employee of Liberty Bank shall act as proxy. Proxies shall be valid only for one meeting to be specified therein, and any adjournments of such meeting. Proxies shall be dated, signatures notarized and shall be filed with the records of the meeting.

         SECTION 1.06. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Agreement of Liberty Bank.

         SECTION 1.07. RECORD OF SHAREHOLDERS MEETING. A record shall be made of the shareholders represented in person and by proxy, after which the shareholders shall proceed to the election of directors and to the transaction of any other business that may properly come before the meeting. A record of the shareholders' meeting, giving the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, and the names of the proxies, shall be entered in the records of the meeting in the minute book of the bank. This record shall show the names of the shareholders and the number of shares voted for each resolution or voted for each candidate for director. Proxies secured for the meeting shall be dated, and shall be filed with the records of the meeting. No officer, director, employee, or attorney for Liberty Bank may act as proxy.

                                   ARTICLE II
                                    Directors

         SECTION 2.01. BOARD OF DIRECTORS. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of Liberty Bank. Except as expressly limited by law, all corporate powers of Liberty Bank shall be vested in and may be exercised by said Board.

         SECTION 2.02. NUMBER. The Board shall consist of ten shareholders, or such other number fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however; that a majority of the full Board of Directors



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may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was ten or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was ten or more, but in no event shall the number of directors exceed twenty-five.

         SECTION 2.03. ORGANIZATION MEETING. The Cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of Liberty Bank for the purpose of organizing the new Board and electing and appointing officers of Liberty Bank for the succeeding year. Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.04. REGULAR MEETINGS. The Regular Meetings of the Board of Directors shall be held, without notice, on the third Tuesday of each month at the Main Office. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board :shall designate some other day.

         SECTION 2.05. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President of Liberty Bank, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting.

         SECTION 2.06. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Should there be no quorum at any regular or special meeting, the members present may adjourn from day to day until a quorum is in attendance. In the absence of a quorum no business shall be transacted.

         SECTION 2.07. VACANCIES. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the State of Missouri, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

                                   ARTICLE III

                             Committees of the Board

         SECTION 3.01. POWER TO MANAGE VESTED IN BOARD OF DIRECTORS. The Board of Directors has power over and is solely responsible for the management and administration of Liberty Bank. The Board of Directors may delegate such of its powers (but not any of its responsibilities) to such persons or Committees as the Board may determine.

         SECTION 3.02. LOAN COMMITTEE. There shall be a committee, to be known as the Loan Committee, consisting of the President and three (3) directors as shall be designated by the President and three directors appointed by the Board of Directors annually, to continue to act until succeeded, who shall have power to discount and purchase bills, notes, and other evidences of debt, and to buy and sell bills of exchange; and who shall, at each regular meeting of the board of directors, submit in writing a report

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of all bills, notes, and other evidences of debt discounted and purchased by them for the Liberty Bank since their last report and to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated, The Loan Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. The Board of Directors shall approve or disapprove the report of the Loan Committee, such action to be recorded in the minutes of the meeting.

         SECTION 3.03. AUDIT COMMITTEE. There shall be an Audit Committee composed of not less than three Directors, none of whom may be an officer of Liberty Bank appointed by the Board annually or more often, whose duty it shall be to make an examination into the affairs of Liberty Bank, and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether Liberty Bank is in a sound condition, whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the manner of doing business or conducting the affairs of Liberty Bank as shall be deemed advisable. The Audit Committee shall have the power and authority to engage the service of an independent certified public accountants or firm of certified public accountants to assist the Audit Committee in the discharge of its duties to the Board of Directors.

         SECTION 3.04. OTHER COMMITTEES. The Board of Directors may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV

                             Officers and Employees

         SECTION 4.01. CHAIRMAN OF THE BOARD. The Board of Directors shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adapted or approved by the Board. He shall have the specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

         SECTION 4.02. PRESIDENT. The Board of Directors shall appoint one of its members to be President of Liberty Bank. In the absence of the Chairman, he shall preside at any meeting of the Board. The President shall have general executive: powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these ByLaws. The President shall be responsible for all such sums of money and property of every kind as may be intrusted to the care of the President by the Board of Directors or by the Cashier, or otherwise come into the hands of the President and shall give bond, with security to be approved by the Board of Directors in the penal sum of One Million Dollars ($1,000,000.00), conditioned upon the faithful discharge of the duties of President and will faithfully and honestly apply and account for all sums of money and other property of Liberty Bank that may came into the possession of the President, and pay over and deliver the same to the order of the Board of Directors, or to any other person or persons authorized by the Board of Directors to receive the same. The President shall also have and may exercise

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such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

         SECTION 4.03. VICE PRESIDENT. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

         SECTION 4.04. CASHIER. The Board of Directors shall appoint a Cashier, or other designated officer who shall be Secretary of the Board and of Liberty Bank, and shall keep accurate minutes of all meetings. The Cashier shall attend to the giving of all notices required by these By-Laws to be given. The Cashier shall be custodian of the corporate seal, records, documents, and papers of Liberty Bank. The Cashier shall provide for the keeping of proper records of all transactions of Liberty Bank. The Cashier and the subordinate officers and clerks shall be appointed to hold their offices, respectively, during the pleasure of the board of directors. The Cashier shall be responsible for all moneys, funds and valuables of the bank, and shall give bond, with security to be approved by the Board of Directors, in the sum of One Million Dollars ($1,000,000.00), conditioned for the faithful ar;d honest discharge of the duties as such Cashier, and that the Cashier will faithfully apply and account for all such moneys, funds, and valuables, and deliver the same to the order of the Board of Directors of Liberty Bank, or to the person or persons authorized to receive them. The Cashier shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these By-Laws. The Cashier shall also perform such other duties as may be assigned, from time to time, by the Board of Directors.

         SECTION 4.05. OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Vice Presidents,one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of Branches and such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of Liberty Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors or the President.

         SECTION 4.06. CLERKS AND AGENTS. The Board of Directors may appoint, from time to time, such Paying Tellers, Receiving Tellers, Note Tellers, Vault Custodians, bookkeepers and other clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of Liberty Bank, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the President, or any other officer of Liberty Bank authorized by him, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation. The Tellers shall be responsible for all such sums of money, property, and funds of every description as may from time to time be placed in their hands by the Cashier, or otherwise come into their possession as Teller; and shall give bond, with security to be approved by the Board of Directors, in the penal sum of One Million Dollars ($1,000,000.00) conditioned for the honest and faithful discharge of the duties as Teller, and that they will faithfully apply, account for, and pay over all moneys, property, and funds of every description that may come into his hands, by virtue of their office as Teller, to the order of the Board of Directors aforesaid, or to such person or persons as may be authorized to demand and receive the same.


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         SECTION 4.07. BLANKET BOND. In the discretion of the Board of
Directors, there may be substituted for the bonds provided in Sections 4.02,
4.04 and 4.06 hereof, a blanket bond in the sum of One Million Dollars ($1,000,000.00) covering all officers and employees of Liberty Bank.

         SECTION 4.08. TENURE OF OFFICE. The President shall hold his office for the current year for which the Board of Directors of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board of Directors.

                                    ARTICLE V

                          Stock and Stock Certificates

         SECTION 5.01. TRANSFERS. The stock of Liberty Bank shall be assignable and transferable only on the books of Liberty Bank, subject to the restrictions and provisions of the subscription agreement between the subscribers and a stock purchase agreement between the shareholders and the state banking laws applicable thereto. When a share is transferred, the certificates therefore shall be returned to the Liberty Bank, canceled, preserved, and new certificates issued. Certificates of stock shall state upon the face thereof that the stock is transferable only upon the books of the Liberty Bank and that the shares are subject to the restrictions and provisions of the subscription agreement and the stock purchase agreement. Shares of stock shall be transferable on the books of Liberty Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

         SECTION 5.02. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of Liberty Bank shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of Liberty Bank properly endorsed.

         SECTION 5.03. RIGHTS OF SHAREHOLDERS. In case of any increase in the capital stock of Liberty Bank other than by way of a stock dividend or employee stock options, the new shares shall be offered for subscription to the holders of record of all shares of stock at the time outstanding, in proportion to the number of shares of such stock held by them respectively, by mailing, first-class postage prepaid, to such holders, at their respective addresses as shown on the books of Liberty Bank, transferable subscription warrants exercisable at any time on or before 30 days from the date of such mailing. If at the expiration of such subscription rights any of the new shares have not been subscribed for, such shares shall be offered for subscription to the holders of record of all other shares of stock at the time outstanding, in proportion to the number of such shares held by them respectively, and notice shall be given as above provided. If at the expiration of both of such subscription rights any of the new shares have not been subscribed for, such unsubscribed new shares may be issued and sold at such price, not less than the par value thereof, to such persons and on such terms as the Board of Directors may determine.




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                                   ARTICLE VI

                                 Corporate Seal

         The President, the Cashier, the Secretary, or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                              (Impression of seal)


                                   ARTICLE VII

                            Miscellaneous Provisions

         SECTION 7.01. FISCAL YEAR. The fiscal year of Liberty Bank shall be the calendar year.

         SECTION 7.02. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of Liberty Bank by the President, or any Vice President, or the Secretary, or the Cashier. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of Liberty Bank in such manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.02 are supplementary to any of the other provisions of these By-Laws.

         SECTION 7.03. RECORDS. The Articles of Agreement of Liberty Bank, these By-Laws and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other officer appointed to act as Secretary of the meeting.

         SECTION 7.04. BANKING HOURS. The Main Office of Liberty Bank shall be open for business from 9 o'clock a.m., to 4:30 o'clock p.m. of each day, excepting Saturdays and Sundays and days recognized by the laws of the State of Missouri and the Federal Reserve System as legal holidays.

                                   ARTICLE IX

                                     By-Laws

         SECTION 8.01. INSPECTION. A copy of these By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of Liberty Bank, and shall be open for inspection to all shareholders, during banking hours.

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         SECTION 8.02. AMENDMENTS. These By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the whole number of the directors or special meeting of the Board of Directors, provided, however, that the directors shall have been given 10 days' notice of the intention to change or offer an amendment thereto.

         At a meeting of the Board of Directors of Liberty Bank held on the 17th day of October, 1995, the foregoing By-Laws were adopted.

         We, Ron McDowell and Pat L. Sechler, certify that we are the duly constituted Cashier of Liberty Bank and Secretary of its Board of Directors, respectively, and as such officers we are the official custodians of its records and that the foregoing By-Laws are the By-Laws of said Liberty Bank, and all of them, as now lawfully in force and effect.

         IN TESTIMONY WHEREOF, we have hereunto affixed our official signatures and the seal of the said Liberty Bank, in the City of Springfield, Missouri on this 17th day of October, 1995.


                                              /s/ Ron McDowell
                                              -------------------------
                                              Ron McDowell, Cashier


                                              /s/ Pat L. Sechler
                                              -------------------------
                                              Pat L. Sechler,
                                              Secretary


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